SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 9, 2002


                         ACI TELECENTRICS, INCORPORATED
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



       000-21557                                                 41-1572571
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)


                        3100 West Lake Street, Suite 300
                          Minneapolis, Minnesota 55416
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 928-4700
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

         On December 9, 2002, Deloitte & Touche LLP resigned as the Company's independent accountant. Deloitte & Touche LLP had been engaged by the Company as its independent accountant for prior fiscal years.

         There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding the resignation of Deloitte & Touche LLP, any disagreements with Deloitte & Touche LLP, the independent accountant engaged by the Company for prior years, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, nor has Deloitte & Touche LLP's report on the financial statements of the Company for the past two years contained an adverse opinion or disclaimer of opinion or been qualified as to uncertainty, audit scope or accounting principles, nor are there any events requiring disclosure under Item 304(a)(1)(iv)(B) of Regulation S-K.

         Neither the Board of Directors nor the Audit Committee has taken any action with respect to such resignation. The Company is currently in the process of identifying and engaging a new independent accountant.

         The Company has provided Deloitte & Touche LLP with these disclosures and has requested a letter from Deloitte & Touche LLP advising the Company whether they agree with the disclosures contained within.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ACI TELECENTRICS INCORPORATED


                                                   By    /s/ Rick Diamond
                                                      --------------------------
Date: December 13, 2002                                  Rick Diamond
                                                         Chief Executive Officer